Exhibit 16.1

March 15, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

      RE: Stronghold Technologies, Inc.

      We have read Item 4.01 of Stronghold Technologies, Inc.'s Form 8-K dated march 15, 2006, and we agree with the statements made therein.

                                Very truly yours,



                                /s/ Rothstein, Kass & Company, P.C.
                                Rothstein, Kass & Company, P.C.